UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

USERTESTING, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 20, 2022
Dear Fellow Stockholders:
Please join us for the 2022 Annual Meeting of Stockholders of UserTesting, Inc. As we come together for our first Annual Meeting as a public company, I'm excited about what UserTesting has achieved. Organizations continue to experiment and invest in building new experiences, while continuing to double down on their focus on customer experiences. Through all of this, organizations need direct access to human insight to uncover customer needs and expectations. For nearly a decade, we have run an annual CX Industry Survey, and we just published our latest results. This year, we continue to see organizations seeking human insight, struggling to keep up with the requests, and seeking new ways to scale continuous customer learnings throughout their organizations. I continue to believe that UserTesting has exceptional product market fit and we are working hard to deliver for our investors, customers, employees, partners and communities.
The Annual Meeting will be held exclusively online via live webcast on Wednesday, June 1, 2022 at 9:00 a.m. Pacific Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/USER2022, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs, enables participation from our global community and is better for the environment.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, and annual report, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the virtual Annual Meeting even if you don’t attend the meeting. Returning the proxy does not affect your right to attend and to vote your shares at the virtual Annual Meeting.
Thank you for your ongoing support of UserTesting.

By Order of the Board of Directors,

Andy MacMillan
President, Chief Executive Officer and Chairperson
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 1, 2022: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
proxyvote.com

USERTESTING, INC.
144 Townsend Street
San Francisco, California 94107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	Wednesday, June 1, 2022 at 9:00 a.m. Pacific Time

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/USER2022, where you will be able to listen to the meeting live, submit questions, and vote online.

Items of Business:	1.	Elect the three Class I directors named in the accompanying proxy statement, each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified.

	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 8, 2022 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:	Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at ir@usertesting.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.
This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 20, 2022.
Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Ambyr O’Donnell
General Counsel and Corporate Secretary

San Francisco, California
April 20, 2022

USERTESTING, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS

We are asking our stockholders to elect three directors with each to serve for a three-year term expiring at our 2025 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1: Election of Directors”.

Name	Age	Director Since
Andrew Braccia	46	July 2016
Andy MacMillan	44	May 2018
Cynthia Russo	52	February 2021

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Information regarding fees paid to Ernst & Young LLP during 2021 can be found under the section titled “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm”.

GOVERNANCE AND BOARD OF DIRECTORS HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board of directors and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD OF DIRECTORS AND LEADERSHIP PRACTICES
•	Majority of directors are independent (5 out of 7 current directors)

•	Board leadership structure where, if the Chairperson of our board of directors also serves as our Chief Executive Officer, a lead independent director is designated by a majority vote of the independent directors

•	All committees of the board of directors are composed of independent directors

•	Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas

•	Independent directors conduct regular executive sessions

•	Directors maintain open communication and strong working relationships among themselves and have regular access to management

•	Our nominating and governance committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters

•	Board of directors has established a related party transaction policy that governs procedures for approving and disclosing related party transactions

USERTESTING, INC.
144 Townsend Street
San Francisco, California 94107

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited by the board of directors on behalf of UserTesting, Inc. for use at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/USER2022 on Wednesday, June 1, 2022 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 20, 2022. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs, enables participation from our global community and is better for the environment. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, and is designed to assist you in voting your shares. In this Proxy Statement, we refer to UserTesting, Inc. as “UserTesting,” “we” or “us.”
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 8, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 142,821,099 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting upon a written request by such stockholder to our Investor Relations team at ir@usertesting.com. A list of stockholders entitled to vote at the Annual Meeting will also be available for examination on the Internet through the virtual web conference during the Annual Meeting.
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is considered a routine matter. The proposal for the election of directors and any other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Board of Directors’ Voting Recommendations

Proposal		Board of Directors Recommendation	Page Reference
Proposal No. 1	the election of the three director nominees named in this Proxy Statement	FOR ALL nominees	15
Proposal No. 2	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022	FOR	20
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon.
Participating in our Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/USER2022.

•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time on June 1, 2022. The meeting will begin promptly at 9:00 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/USER2022 as a "stockholder" which will allow you to vote electronically during the Annual Meeting, ask questions and view a list of registered stockholders as of the Record Date.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/USER2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. Only questions pertaining to the proposals to be acted on at the Annual meeting will be answered and we reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of UserTesting, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at ir.usertesting.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/USER2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

•Stockholders and members of the public may also attend the virtual meeting by logging in as a "guest," which does not require a control number. Guests cannot vote their shares electronically during the Annual Meeting, cannot ask questions and cannot view a list of registered stockholders as of the Record Date.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•
Vote by Internet

•Before The Meeting - Use the Internet to transmit your voting instructions and for electronic delivery of information at www.proxyvote.com. Vote by 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•During The Meeting - Go to www.virtualshareholdermeeting.com/USER2022

•	Vote by Phone: Use any touch-tone telephone to transmit your voting instructions. Please vote by 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

•	Vote by Mail: If you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting in order to be voted.

Submitting your proxy whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified.
If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the “Investor Relations” page on our website (www.usertesting.com), by clicking “Governance Documents” in the “Governance” dropdown list. Our nominating and governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” page on our website (www.usertesting.com), by clicking “Governance Documents” in the “Governance” dropdown list. We intend to satisfy the disclosure requirement under applicable SEC and New York Stock Exchange, or NYSE, disclosure requirements regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.
Our Board of Directors’ Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee periodically considers the leadership structure of our board of directors and makes recommendations to our board of directors as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors will designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson chairs such meetings. The responsibilities of the lead independent director include:
•calling meetings of the independent directors;
•facilitating discussion and open dialogue among independent directors;
•serving as a liaison between the chairperson and the independent directors;
•disseminating information to the chairperson and management;
•being available under appropriate circumstances for communication with stockholders; and
•performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time. Mr. Andrew (Andy) MacMillan is the Chairperson of our board of directors. Mr. MacMillan has served as a member of our board of directors since May 2018 and Chairperson since February 2020. Our board of directors believes that Mr. MacMillan’s historical knowledge, operational expertise, and extensive leadership experience serving as our Chief Executive Officer make him well qualified to serve as Chairperson of our board of directors. Since Mr. MacMillan also serves as our Chief Executive Officer, the independent directors have designated Ms. Shannon Nash as the lead independent director. Ms. Nash has served as a member of our board of directors since February 2021. Our board of directors believes that

Ms. Nash’s extensive leadership and business experience with technology companies make her well qualified to serve as lead independent director of our board of directors.
Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks, as well as the risks posed or aggravated by the COVID-19 pandemic. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board of directors meeting, receives updates on all significant committee activities at each regular board of directors meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.
Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial, enterprise, legal and regulatory risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent registered public accounting firm guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and governance committee assesses risks relating to our corporate governance practices, reviews and assesses our performance, risks, controls and procedures relating to corporate responsibility and sustainability, including environmental, social and governance, or ESG, functions, reviews the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Management Succession Planning

Our board of directors recognizes that one of its most important duties is its oversight of succession planning for our senior management positions, including our Chief Executive Officer. Our board of directors has delegated primary oversight responsibility for succession planning for our senior management positions, including our Chief Executive Officer, to the nominating and governance committee. Our board of directors continues to regularly evaluate its succession planning to ensure that we are well-positioned to continue to execute on our corporate strategy.

Oversight of Corporate Strategy

Our board of directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our board of directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our board of directors’ diverse skill set and experience enhances our board of directors’ ability to support management in the execution and evaluation of our corporate strategy. The independent members of our board of directors also hold regularly scheduled executive sessions at which strategy is discussed.

Cybersecurity Risk Oversight
Securing the information of our customers, contributors, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management.
Our management team provides regular cybersecurity updates in the form of written reports and presentations to our audit committee. Our audit committee also reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. We also maintain information security risk insurance coverage.
Independence of Directors
The listing rules of the NYSE require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a material relationship with the company, either directly or as an officer, partner or stockholder of the company, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other committee of the board of directors: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Messrs. Braccia and Wong and Mses. Mamut, Nash, and Russo are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Board of Directors and Committee Self-Evaluations
Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. We plan to conduct the first evaluation of our board of directors and its committees as a public company in the fourth quarter of 2022. As part of this process, each member of our board of directors individually provides feedback to outside counsel with that director’s assessment of the performance of the board of directors and its committees, their own performance, and the performance of fellow members of the board of directors. Our lead independent director shares feedback received with individual members of the board of directors, with the nominating and governance committee, and with the full board of directors. Our board of directors then reviews and discusses the feedback.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the “Investor Relations” page on our website (www.usertesting.com), by clicking “Governance Documents” in the “Governance” dropdown list.
Audit Committee
Our audit committee is composed of Mses. Russo and Nash and Mr. Wong. Ms. Russo is the chair of our audit committee. The members of our audit committee meet the independence requirements under the current listing standards of NYSE and SEC rules and regulations. Each member of our audit committee meets the financial literacy standards of the NYSE. In addition, our board of directors has determined that each of Mses. Nash and Russo is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not, however, impose on them any supplemental duties, obligations, or liabilities beyond those that are generally applicable to the other members of our audit committee and board of directors. Our audit committee’s principal functions are to assist our board of directors in its oversight of:

•	selecting a firm to serve as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and any internal audit function;

•	reviewing related-party transactions that are material or otherwise trigger disclosure requirements; and

•	pre-approving all services to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee is composed of Mr. Braccia and Mses. Mamut and Russo. Ms. Mamut is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under the current listing standards of NYSE and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee is responsible for, among other things:

•	approving the retention of compensation consultants and outside service providers and advisors;

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our independent directors;

•	reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	establishing our overall compensation philosophy.
Our board of directors has also established an equity award committee that is composed of our Chief Executive Officer to make ordinary course equity awards grants to employees that are not our executive officers or non-

employee directors, subject to certain limitations on the equity grant amounts per grantee and aggregate grant amounts.
Nominating and Governance Committee
Our nominating and governance committee is composed of Messrs. Braccia and Wong and Ms. Nash. Ms. Nash is the chair of our nominating and governance committee. The members of our nominating and governance committee meet the independence requirements under the current listing standards of NYSE and SEC rules and regulations. Our nominating and governance committee’s principal functions include:

•	identifying and recommending candidates for membership on our board of directors;

•	recommending directors to serve on committees of the board of directors;

•	reviewing and recommending to our board of directors any changes to our corporate governance guidelines;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing any program or engagement efforts relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters;

•	overseeing the process of evaluating the performance of our board of directors; and

•	advising our board of directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during 2021 were Mr. Braccia and Mses. Mamut and Russo. None of the members of our compensation committee in 2021 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board of Directors and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2021, our board of directors met six times, our audit committee met seven times, and our compensation committee met five times. Our nominating and governance committee was established by our board of directors in October of 2021 and did not meet in 2021.

During 2021, each board member attended at least 75% of the aggregate of all meetings during their term of service, including any committee meetings while appointed to that committee.

Executive Sessions

The non-employee directors meet in executive sessions without management to promote open and honest discussion. Our lead independent director, Ms. Nash, is the presiding director at these meetings.
Board of Directors Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in November 2021 and did not have an annual meeting of stockholders in 2021.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Sales materials, abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
UserTesting, Inc.
c/o Corporate Secretary
144 Townsend Street
San Francisco, California 94107
Derivatives Trading, Hedging, and Pledging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and members of our board of directors, among others, from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as zero cost collars, forward sale contracts, and other similar or related arrangements, with respect to the securities that they hold. We also have adopted a policy prohibiting the pledging of our common stock by our employees, including our executive officers, and members of our board of directors, unless approved by our General Counsel.
Corporate Responsibility: Environmental, Social, and Governance

Our board of directors, management and employees consciously strive to positively impact our global communities and the environment. In 2021, our board of directors amended the charter of our nominating and governance committee to include oversight of ESG practices and initiatives within the committee’s scope of responsibility. In 2022, we anticipate that our management team and advisors will provide reports on these matters to the nominating and governance committee.
Inclusion, Diversity, Equity & Belonging
At UserTesting we launched our Building Empathy Through Storytelling series, a series designed to promote authenticity and boost empathy by providing space for our employees to share their unique lived experiences, helping to amplify the various perspectives of our diverse communities. In addition, we expanded our Employee Resource Group (ERG) program to include regional groups, to more closely connect members of our globally expanding workforce and contribute to a more global ERG perspective.

Philanthropy

We are excited about UT Cares, our philanthropic program that strives to make a positive impact on our local and global communities by encouraging charitable giving, volunteering by our passionate employees and adding our voice to support education and social equity. In 2021, we partnered with various local non-profits in the California Bay Area, Atlanta, Georgia, and Scotland, where our major hubs are located. We also provided our services at no cost to 25 non-profit organizations through our One World Program. In the first quarter of 2021, our employees raised funds to provide over 200,000 meals to people in need in various communities where our employees live and work. In the second quarter of 2021, we walked over 2,500 miles to raise money to help combat COVID outbreaks in India. In the third quarter of 2021, we focused on our employee base with activities during kindness week. Finally, in the fourth quarter of 2021, we partnered with Toys for Tots and Unicef for holiday giving.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Stockholders wishing to recommend candidates for consideration by our nominating and governance committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. Our nominating and governance committee annually reviews the composition and performance of our board of directors and the committees of the board of directors.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote membership on the board of directors that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Composition
The table below shows the makeup by diversity of our Board of Directors.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	–	1
Part II: Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	2	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	1
Did Not Disclose Demographic Background	1

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our nominating and governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our board of directors as of March 31, 2022, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Andrew Braccia(1)(3)	46	Director	July 2016
Andy MacMillan	44	President, Chief Executive Officer and Chairperson	May 2018
Cynthia Russo(2)(3)	52	Director	February 2021
____________

(1)	Member of the nominating and governance committee
(2)	Member of the audit committee
(3)	Member of the compensation committee
Andrew Braccia has served as a member of our board of directors since July 2016. Mr. Braccia has served as a Partner at Accel, a venture capital firm, since April 2007. From 1998 to 2007, Mr. Braccia was Vice President of Yahoo! Search at Yahoo! Inc., a web services company. Mr. Braccia has served as a member of the board of directors of Squarespace, Inc., an online design platform, since July 2010, and he served as a member of the board of directors of Slack Technologies, Inc., a communications platform, from March 2010 to July 2021. Mr. Braccia also serves as a member of the board of directors of several private technology companies. Mr. Braccia holds a B.S. in Business Administration from the University of Arizona. We believe that Mr. Braccia is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and as a current and former director of many companies, and his knowledge of the industry in which we operate.
Andrew (Andy) MacMillan has served as our President, Chief Executive Officer, and as a member of our board of directors since May 2018 and as our Chairperson since February 2020. Prior to joining us, Mr. MacMillan served as the Chairman and Chief Executive Officer of Act-On Software, Inc., a marketing automation platform, from October 2015 to January 2018. From January 2012 to May 2015, Mr. MacMillan served in various positions, including Chief Operating Officer, Products and Senior Vice President and General Manager, Data.com, for salesforce.com, inc., a customer relationship management provider. From March 2007 to January 2012, Mr. MacMillan served as Vice President, Product Management at Oracle Corporation, an enterprise software and IT solutions provider. Mr. MacMillan also previously served as Vice President, Product Marketing at Stellent, Inc., a provider of enterprise content management software solutions, from March 2004 to February 2007. Mr. MacMillan holds a B.A. in Telecommunication from Michigan State University and an M.B.A. from the University of Edinburgh. We believe that Mr. MacMillan is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our President and Chief Executive Officer.

Cynthia Russo has served as a member of our board of directors since February 2021. Since March 2021, Ms. Russo has served as a consultant and Chief Financial Officer of Optoro, Inc., a technology solution for all stages of a returns lifecycle. From September 2015 to September 2018, Ms. Russo served as the Executive Vice President and Chief Financial Officer of Cvent, Inc., a cloud-based enterprise event management platform provider. Prior to that, Ms. Russo served in a variety of senior financial roles of increasing responsibility at MICROS Systems, Inc., an enterprise information system software, including as Executive Vice President and Chief Financial Officer from April 2010 until MICROS Systems’ acquisition by Oracle Corporation in September 2014. Ms. Russo has served as a director of Verifone Systems Inc., a world leader in payment and commerce solutions, since February 2021, a director of Verra Mobility Corporation, a provider of smart mobility technology solutions and services, since June 2019, and a director of PAR Technology Corporation, a provider of point-of-sale software, since May 2015. Ms. Russo is a Certified Public Accountant and Certified Internal Auditor. Ms. Russo holds a B.A. in Business Administration from James Madison University. We believe that Ms. Russo is qualified to serve as a member of our board of directors because of her financial accounting expertise, risk management, and organizational management proficiencies.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of March 31, 2021 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Darrell Benatar	60	Director and Co-Founder	June 2007
Alexander Wong(1)(2)	55	Director	January 2016
Class III Directors:
Tatyana Mamut(3)	47	Director	June 2020
Shannon Nash*(1)(2)	51	Director	February 2021
____________

*	Lead independent director
(1)	Member of the nominating and governance committee
(2)	Member of the audit committee
(3)	Member of the compensation committee
Darrell Benatar is one of our co-founders and has served as a member of our board of directors since our inception in June 2007. Mr. Benatar also served as our Chief Executive Officer from June 2007 to May 2018. Before our founding, Mr. Benatar served as the Chief Executive Officer of Surprise.com, Incorporated, an employee engagement and rewards software platform company, from June 1998 to January 2008. Mr. Benatar holds a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley. We believe that Mr. Benatar is qualified to serve as a member of our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder and former Chief Executive Officer.
Alexander Wong has served as a member of our board of directors since January 2016. Dr. Wong has served as the Managing Director of Topiary Capital, a venture capital firm, since May 2020. From 2005 to October 2020, Dr. Wong served as Managing Director and Head of Venture Capital at the D. E. Shaw Group, a global investment and technology development firm. Prior to that, he served as Partner at Apax Partners and Managing Director at Intel Capital. Dr. Wong also currently serves on the boards of directors of several privately held companies. Dr. Wong holds a B.S. in Computer Engineering from the University of Illinois at Urbana-Champaign and an M.S. and a Ph.D. in Electrical Engineering from the University of California, Berkeley. We believe that Dr. Wong is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry, his knowledge of technology companies and his deep understanding of our business and operations as one of our early investors.
Tatyana Mamut has served as a member of our board of directors since June 2020. Ms. Mamut is currently SVP of New Products at Pendo.io Inc., a technology platform company for product adoption and analytics, and served as the Head of Product of Nextdoor, Inc., a social networking company, from April 2019 to November 2020. Ms. Mamut has served as a strategic advisor at TMamut Advisors, advising companies on product strategy and product culture, since March 2018. She has been an Executive Advisor for Riverwood Capital since May 2021. From November 2018 to April 2021, she was a Fellow at Sapphire Ventures, LLC, a venture capital firm. Prior to that, Ms. Mamut served as the Director of Product Management and Front-End Engineering at Amazon Web Services, a cloud computing provider and subsidiary of Amazon, Inc., from November 2016 to March 2018. From May 2014 to October 2016, Ms. Mamut served in a variety of senior positions at salesforce.com, inc. From February 2007 to May 2014, Ms. Mamut served in a variety of senior positions at IDEO LP, a design and consulting firm. Ms. Mamut is also an advisor to several organizations and nonprofits. Ms. Mamut holds a B.A. in Economics from Amherst College and a Ph.D. in Social-Cultural Anthropology from the University of California, Berkeley. We believe that Ms. Mamut is qualified to serve as a member of our board of directors because of her extensive leadership and business experience with technology companies.
Shannon Nash has served as a member of our board of directors since February 2021 and has served as our lead independent director since October 2021. Ms. Nash is currently the Chief Financial Officer of Wing, a drone delivery service company and a subsidiary of Alphabet Inc. Ms. Nash served as Chief Financial Officer of Reputation.com, Inc., a SaaS customer feedback management platform from April 2021 to March 2022 and as Chief Accounting Officer from August 2020 to March 2022. Before joining Reputation.com, Ms. Nash served as Chief Financial Officer at The Inside Source, Inc., a global furniture dealer and workplace innovation company, from June 2017 to March 2020. Prior to her role at Inside Source, she served as Vice President of Finance and H.R. at Cumulus Media, Inc., a radio station operator, from June 2016 to June 2017. Ms. Nash also sits on the Board and is the Audit Chair of Lazy Dog Restaurants, LLC. Ms. Nash holds a B.S. in Accounting from the University of Virginia McIntire School of Commerce, a J.D. from the University of Virginia School of Law, and is a licensed Certified Public Accountant and Attorney. We believe that Ms. Nash is qualified to serve as a member of our board of directors because of her extensive leadership and business experience with technology companies.
Director Compensation
The following table sets forth information regarding the compensation paid to the non-employee members of our board of directors during 2021. All compensation paid to Mr. MacMillan, our only director who is also a named executive officer, is set forth below in “Executive Compensation—2021 Summary Compensation Table.” The table below includes information regarding the compensation earned by or paid to Mr. Benatar as an employee. No compensation was paid to Messrs. MacMillan and Benatar in their capacities as directors in 2021.

Name	Option Awards ($)(1)(3)	All Other Compensation ($)	Total ($)
Darrell Benatar	—	200,075(2)	200,075
Andrew Braccia	—	—	—
Tatyana Mamut	—	—	—
Shannon Nash	134,691	—	134,691
Cynthia Russo	134,691	—	134,691
Alexander Wong	—	—	—
____________

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors during 2021 as computed in accordance with FASB Accounting Standards Codification Topic 718, or ASC 718. For information on the assumptions used to calculate the grant date fair value of these stock options, refer to Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the stock options. See the table below for additional stock option details.

(2)	This amount represents $192,408 and $7,667 in base salary and 401(k) plan matching contributions, respectively, earned by Mr. Benatar in his role as an employee in 2021.
(3)	The following table sets forth information on stock options granted to non-employee directors during 2021, the aggregate number of shares of our common stock underlying outstanding stock options held by our non-employee directors as of December 31, 2021, and the aggregate number of shares of our common stock underlying outstanding unvested stock options held by our non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Stock Options Granted in 2021	Number of Shares Underlying Stock Options Held at Fiscal Year End	Number of Shares Underlying Unvested Stock Options Held at Fiscal Year End
Darrell Benatar	—	—	—
Andrew Braccia	—	—	—
Tatyana Mamut	—	65,000(1)	32,500
Shannon Nash	65,000(2)	65,000(2)	46,945
Cynthia Russo	65,000(2)	65,000(2)	46,945
Alexander Wong	—	—	—
____________

(1)	The stock option to purchase 65,000 shares of our common stock vests at the rate of 1/36th of the shares of our common stock underlying the stock option each month following the June 1, 2020 vesting commencement date. The stock option is not early exercisable. In the event of a change in control, all of the unvested shares subject to the stock option will become immediately vested and exercisable as of the date immediately prior to the change in control. Such stock option is subject to continued service as a director.
(2)	The stock option to purchase 65,000 shares of our common stock vests at the rate of 1/36th of the shares of our common stock underlying the stock option each month following the February 10, 2021 vesting commencement date. The stock option is not early exercisable. In the event of a change in control, all of the unvested shares subject to the stock option will become immediately vested and exercisable as of the date immediately prior to the change in control. Such stock option is subject to continued service as a director.
Independent Director Compensation Arrangements
Our compensation committee is responsible for reviewing and making recommendations to our board of directors with respect to the compensation of our non-executive directors. In April 2022, our board of directors approved the following cash and equity compensation for our independent directors.
Independent Director Equity Compensation
Beginning on January 1, 2022, each independent director is entitled to receive restricted stock units, or RSUs, under our 2021 Equity Incentive Plan, or 2021 Plan, as follows:
Initial Award. Each independent director appointed to our board of directors after our initial public offering is granted an initial award of RSUs, on the date of his or her appointment to our board of directors having an aggregate value of $340,000. Each initial award vests in three equal annual installments beginning on the date that is one year following the grant date, in each case, so long as the independent director continues to provide services to us through the applicable vesting date. The initial award is subject to acceleration in full upon the consummation of a qualifying corporate transaction.
Annual Award. On the date of each annual meeting of our stockholders, each independent director who is serving on our board of directors prior to, and will continue to serve on our board of directors following, such annual meeting will receive a grant of RSUs with an aggregate value of $170,000. Each annual award will vest as to 25% of such award following the date of grant on each quarterly vesting date (consisting of February 15, May 15, August 15 and November 15), so long as the independent director continues to provide services to us through the applicable vesting date. Each annual award is subject to acceleration in full upon the consummation of a qualifying corporate transaction.

Independent Director Cash Compensation
Beginning on January 1, 2022 each independent director is entitled to receive (i) an annual cash retainer of $30,000 for service on our board of directors and (ii) additional annual cash compensation for committee membership as set forth below, in each case payable quarterly in arrears, prorated for partial quarters served.

•	Non-executive chairperson service fee (in lieu of and not in addition to Lead Independence Director Service Fee): $20,000

•	Lead independent director fee: $15,000

•	Audit committee chair: $20,000

•	Audit committee member: $10,000

•	Compensation committee chair: $15,000

•	Compensation committee member: $6,000

•	Nominating and governance committee chair: $8,000

•	Nominating and governance committee member: $4,000
Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting that are voted “FOR” or “AGAINST” the matter. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm. Further, the audit committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the company and our stockholders.
Ernst & Young LLP audited our financial statements for the year ended December 31, 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Change of Independent Registered Public Accounting Firm
On April 22, 2020, we replaced Armanino LLP as our independent auditors and retained Ernst & Young LLP as our independent registered public accounting firm. The decision to change our independent auditors was approved by our audit committee.
Armanino LLP did not issue a report on our audited financial statements for either of the years ended December 31, 2019 or December 31, 2020. We had no disagreements with Armanino LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Armanino LLP to make reference in connection with its opinion to the subject matter of the disagreement during the two fiscal years prior to its replacement and the subsequent interim period ended April 22, 2020. During the two most recent fiscal years preceding our replacement of Armanino LLP, and the subsequent interim period ended April 22, 2020, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
During the two years ended December 31, 2019 and through the subsequent interim period ended April 22, 2020, neither we, nor anyone acting on our behalf, consulted with Ernst & Young LLP on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2021. Our audit committee has determined that Ernst & Young LLP’s provision of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. During the years ended December 31, 2020 and 2021, fees for services provided by Ernst & Young LLP were as follows:

Fees Billed to UserTesting	2021	2020
	(in thousands)
Audit fees(1)	$4,193	$680
Audit-related fees	—	—
Tax fees(2)	96	—
All other fees(3)	4	—
Total fees	$4,293	$680
____________

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations); statutory audits, quarterly review of our interim condensed consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in November 2021; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including assistance with sales and use tax matters.
(3)	“All other fees” include fees for subscription to the accounting consultation and research related tools.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 142,805,753 shares of common stock outstanding as of March 31, 2022. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of March 31, 2022 or RSUs that may vest and settle within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o UserTesting, Inc., 144 Townsend Street, San Francisco, California 94107.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
Andy MacMillan(1)	6,401,606	4.3
Jon Pexton(2)	471,211	*
David Satterwhite(3)	1,280,321	*
Darrell Benatar(4)	6,176,674	4.3
Andrew Braccia(5)	29,760,041	20.8
Tatyana Mamut(6)	41,527	*
Shannon Nash(7)	27,083	*
Cynthia Russo(8)	27,083	*
Alexander Wong(9)	11,624,466	8.1
All Named Executive Officers and directors as a group (13 persons)(10)	58,997,623	38.5
Other 5% Stockholders:
Entities affiliated with Accel Growth Fund III LP(5)	29,760,041	20.8
Entities affiliated with Greenspring Secondaries Fund IV, L.P.(11)	24,868,471	17.4
Entities affiliated with Insight Partners (Cayman) XI, L.P.(12)	22,435,663	15.7
Topiary Capital Fund I, LP(9)	11,624,466	8.1
Entities affiliated with OpenView Venture Partners IV LP(13)	9,159,154	6.4

____________

*	Less than 1%
(1)	Represents (i) 11,850 shares of our common stock held by Mr. MacMillan and (ii) 6,389,756 shares of underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(2)	Represents 471,211 shares of underlying options issuable to Mr. Pexton to purchase common stock that are exercisable within 60 days of March 31, 2022.
(3)
Represents (i) 224,718 shares of our common stock issuable to Mr. Satterwhite and (ii) 1,055,603 shares of underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.

(4)	Represents 6,176,674 shares of our common stock held by D&L Benatar 2014 Revocable Trust.
(5)
Based on the information as of December 31, 2021, contained in the Schedule 13G filed with the SEC on February 14, 2022 by the Accel Growth Fund III L.P. The Schedule 13G indicates that 29,760,041 shares, of which 26,727,498 are directly owned by Accel Growth Fund III L.P. (“AGF3”), 1,261,825 are directly owned by Accel Growth Fund III Strategic Partners L.P. (“AGF3SP”), and 1,770,718 are directly owned by Accel Growth Fund Investors 2014 L.L.C. (“AGFI14”). Accel Growth Fund III Associates L.L.C. ("AGF3A"), the general partner of AGF3 and AGF3SP, may be deemed to have sole power to vote these shares. Mr. Braccia, a director of the issuer and managing member of AGF3A and AGFI14, may be deemed to have shared power to vote these shares. The address for each of these entities is c/o Accel Partners, 500 University Avenue, Palo Alto, CA 94301.

(6)	Represents 41,527 shares of underlying options issuable to Ms. Mamut to purchase common stock that are exercisable within 60 days of March 31, 2022.
(7)	Represents 27,083 shares of underlying options issuable to Ms. Nash to purchase common stock that are exercisable within 60 days of March 31, 2022.
(8)	Represents 27,083 shares of underlying options issuable to Ms. Russo to purchase common stock that are exercisable within 60 days of March 31, 2022.
(9)
Based on the information as of December 31, 2021, contained in the Schedule 13G filed with the SEC on February 16, 2022 by the Topiary Capital Fund I, LP (“Topiary LP”). The Schedule 13G indicates that 11,624,466 shares of our common stock held by Topiary LP. Topiary Capital Fund I GP, LLC (“Topiary GP”) is the general partner of Topiary LP and may be deemed to have sole voting and investment power over the shares held by Topiary LP. Alexander Wong is the managing director of Topiary GP and may be deemed to have sole voting and investment power over the shares held by Topiary LP. The address for each of Topiary LP and Topiary GP is c/o Topiary Capital Management Company, 330 E. Liberty St., Lower Level, Ann Arbor, Michigan 48104.

(10)	Represents (i) 48,608,169 shares of common stock and (ii) 10,389,454 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(11)
Represents 2,860,390 shares of our common stock held by Greenspring Global Partners VII-A LP ("GGP VII-A"), 275,958 shares of our common stock held by Greenspring Global Partners VII-C LP ("GGP VII-C"), 4,677,285 shares of our common stock held by Greenspring Opportunities III LP ("GO III"), 5,204,266 shares of our common stock held by Greenspring Secondaries Fund III, LP ("GSF III"), 7,973,597 shares of our common stock held by Greenspring Secondaries Fund IV, L.P. ("GSF IV"), 275,576 shares of our common stock held by Greenspring Secondaries Fund IV-D, L.P. ("GSF IV-D"), 382,309 shares of our common stock held by Greenspring Secondaries Fund IV-K, L.P. ("GSF IV-K"), and 3,219,090 shares of our common stock held by Greenspring SPV UT, L.P. ("GSPV" and, collectively with GGP VII-A, GGP VII-C, GO III, GSF III, GSF IV, GSF IV-D, and GSF IV-K, the "Greenspring Funds"). Greenspring Associates, LLC ("Greenspring") is the investment manager of each of the Greenspring Funds. Greenspring has voting and dispositive power over the shares held by the Greenspring Funds pursuant to each Greenspring Fund’s limited partnership agreement and certain investment management agreements to which Greenspring and such Greenspring Funds are parties. Each of C. Ashton Newhall and James Lim may be deemed to have voting and dispositive power with respect to the shares held by the Greenspring Funds. Each of Greenspring, C. Ashton Newhall, and James Lim disclaims beneficial ownership of such shares, except to the extent of its or his proportionate pecuniary interest therein, if any. The address of each of the Greenspring Funds, Greenspring, C. Ashton Newhall, and James Lim is 100 Painters Mill Road, Suite 700, Owings Mills, Maryland 21117.

(12)
Based on the information as of December 31, 2021, contained in the Schedule 13G filed with the SEC on February 10, 2022 by the Insight Holdings Group, LLC (“Holdings”). The Schedule 13G indicates that 9,328,850 shares of our common stock held by Insight Partners XI, L.P. ("IP XI"), 155,343 shares of our common stock held by Insight Partners XI (Co- Investors), L.P. ("IP Co-Investors"), 214,105 shares of our common stock held by Insight Partners XI (Co-Investors) (B), L.P. ("IP Co-Investors B"), 10,220,232 shares of our common stock held by Insight Partners (Cayman) XI, L.P. ("IP Cayman"), 1,304,945 shares of our common stock held by Insight Partners (Delaware) XI, L.P. ("IP Delaware") and 1,212,188 shares of our common stock held by Insight Partners (EU) XI, S.C.Sp. ("IP EU"). Mr. Parekh is a member of the board of managers of Holdings. Holdings is the sole shareholder of Insight Associates XI, Ltd. ("IA XI Ltd"), which in turn is the general partner of Insight Associates XI, L.P. ("IA XI LP"), which in turn is the general partner of each of IP XI, IP Co- Investors, IP Co-Investors B, IP Cayman and IP Delaware (collectively, the "Fund XI Entities", and collectively with IP EU, "Fund XI"). Holdings is the sole shareholder of Insight Associates (EU) XI, S.a.r.l. ("IA EU XI"), which in turn is the general partner of IP EU. Mr. Parekh disclaims beneficial ownership of all shares held by Fund XI, except to the extent of his pecuniary interest therein. The address for each of these entities is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(13)
Based on the information as of December 31, 2021, contained in the Schedule 13G filed with the SEC on February 9, 2022 by the OpenView Management, LLC. The Schedule 13G indicates that 289,952 shares of our common stock held by OpenView Affiliates Fund IV, L.P. and 8,869,202 shares of our common stock held by OpenView Venture Partners IV, L.P. The general partner of OpenView Affiliates Fund IV, L.P. and OpenView Venture Partners IV, L.P. is OpenView General Partner IV, L.P. The address for each of these entities is 303 Congress Street, 7th Floor, Boston, MA 02210.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2022 and their positions are shown below.

Name	Age	Position
Executive Officers:
Andy MacMillan	44	President, Chief Executive Officer and Chairperson
Jon Pexton	50	Chief Financial Officer
Mona Sabet	54	Chief Corporate Strategy Officer
Kaj van de Loo	54	Chief Technology Officer
Michelle Huff	45	Chief Marketing Officer
David Satterwhite	58	Chief Revenue Officer
Matthew Zelen	45	Chief Operating Officer
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Mr. MacMillan, please refer to “Proposal No. 1—Election of Directors.”

Jonathan (Jon) Pexton has served as our Chief Financial Officer since April 2021. Prior to joining us, Mr. Pexton served as Chief Financial Officer of Workfront Inc., an enterprise work management software company, from March 2018 to March 2021. From December 2011 to September 2017, Mr. Pexton served as Chief Financial Officer of Progrexion Holdings, Inc., a financial technology holding company. From May 2008 to December 2011, Mr. Pexton served as Chief Financial Officer of Interbank FX, LLC, an online foreign exchange trading company. Mr. Pexton holds a B.A. in Accounting from the University of Utah.
Mona Sabet has served as our Chief Corporate Strategy Officer since May 2019. Mona Sabet is a technology business executive with over 25 years of experience in technology transactions, acquisitions, technology ecosystem, software business models, and corporate finance for small and large technology companies. Prior to joining us, Ms. Sabet was Managing Director of Tribal Advisors, a consulting and mergers & acquisitions advisory firm, from May 2016 to April 2019, where she advised early-stage tech companies on their growth and exit strategies. Prior to Tribal Advisors, Ms. Sabet served as Corporate Vice President, Business Development at Cadence Design Systems, Inc., a computational software company, where she led mergers and acquisitions, strategic transactions, and venture investments, delivering tens of millions of dollars in incremental revenue. She also led the definition of the company’s acquisition and partnership strategy, enabling Cadence to expand into adjacent growth markets. Ms. Sabet has also been an operator in two early-stage startups: Coverity, Inc. led the market in the automation of the identification of software vulnerabilities; Viblio, Inc. pioneered automated tagging of user generated videos using machine learning and computer vision. Ms. Sabet acts as a board member and an advisor to a number of technology startups and accelerators. In addition, Ms. Sabet has served as a member of the board of directors of Enterprise 4.0 Technology Acquisition Corp., a special purpose acquisition company, since October 2021. Ms. Sabet is also the founder and a member of HiPower, a group of leaders championing women who drive big changes. Ms. Sabet holds a B.A.Sc. in Engineering from the University of Toronto, a J.D. from Western University, and management certificates from Simon Fraser University and the University of California, Berkeley.
Kaj van de Loo has served as our Chief Technology Officer since April 2019. Prior to joining us, Mr. van de Loo served as the Chief Product Officer of ForeSee Results, Inc., a provider of Voice of Customer solutions, which was acquired by Verint Systems, Inc. in December 2018, from January 2016 to March 2019. From November 2012 to January 2016, Mr. van de Loo served as Vice President, Mobile Product Development at Oracle Corporation. From July 2011 to November 2012, Mr. van de Loo served as Vice President, Engineering at Clairmail, a provider of mobile banking solutions that was acquired by Monitise Plc in March 2012. From November 2008 to July 2011, Mr. van de Loo served as Senior Vice President, Technology Strategy at SAP Labs LLC, a subsidiary of SAP SE, an enterprise software company. Mr. van de Loo holds an M.Sc. in Engineering Physics from Uppsala University.

Michelle Huff has served as our Chief Marketing Officer since July 2018. She brings over 20 years of experience in the technology industry positioning companies and products and defining go-to-market strategies targeted at small businesses to the Global 2000. Prior to joining us, Ms. Huff served as the Chief Marketing Officer at Act-On Software, Inc. from September 2016 to January 2018. From October 2012 to September 2016, Ms. Huff held various positions, including Vice President of Product Marketing & Product Management and General Manager, Data.com, at salesforce.com, inc. Prior to that, Ms. Huff served at Oracle Corporation as Senior Director, Oracle WebCenter Product Management from February 2011 to September 2012 and as Product Management Director, Content Management from March 2007 to February 2011. Ms. Huff holds a B.A. in Business Administration, with a Certificate in International Studies in Business, from the University of Washington.
David Satterwhite has served as our Chief Revenue Officer since May 2018. Prior to joining us, Mr. Satterwhite served as the Chief Revenue Officer of Act-On Software, Inc. from January 2017 to February 2018. From June 2014 to December 2017, Mr. Satterwhite served as Chief Customer Officer and Vice President of Worldwide Sales and Customer Success at PubNub Inc., an infrastructure-as-a-service company. Mr. Satterwhite holds a B.A. in History from the University of California, Berkeley.
Matthew (Matt) Zelen has served as our Chief Operating Officer since January 2020. Mr. Zelen previously served as the Chief Operating Officer at AppZen, Inc., an artificial intelligence program for finance teams, from April 2018 to January 2020. From October 2015 to April 2018, Mr. Zelen served as Chief Customer Officer at Act-On Software, Inc. From October 2012 to June 2015, Mr. Zelen served as Vice President, Customer Success at salesforce.com, inc. From July 2008 to September 2012, Mr. Zelen served as Vice President, Managed Services at TEAM Informatics, Inc., a global enterprise solutions and technology company. Mr. Zelen holds a B.A. in Natural Sciences from Saint John’s University and an M.B.A. from Argosy University, Twin Cities.

EXECUTIVE COMPENSATION
Overview
This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at December 31, 2021. We refer to these three executive officers as our “Named Executive Officers.”
Our Named Executive Officers for 2021 were:

•	Andy MacMillan, President and Chief Executive Officer;

•	Jon Pexton, Chief Financial Officer; and

•	David Satterwhite, Chief Revenue Officer.
2021 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during 2020 and 2021. Mr. Pexton was not a Named Executive Officer in 2020 so summary compensation information is only provided for 2021.

Name and Principal Position	Year(1)	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Andy MacMillan Chairperson and Chief Executive Officer	2021	382,420	6,033,690	–	272,684(4)	11,600(6)	6,700,394
	2020	375,195	–	1,681,688	241,875(4)	11,400(6)	2,310,158
Jon Pexton Chief Financial Officer	2021	291,993(3)	2,578,500	3,771,046	171,110(4)	8,885(6)	6,821,534
David Satterwhite Chief Revenue Officer	2021	254,453	2,750,400	–	336,926(5)	11,600(6)	3,353,379
	2020	251,550	–	336,338	375,902(5)	4,065(6)	967,855
____________

(1)	Compensation information provided only for years in which the executive was designated a Named Executive Officer.
(2)	The amounts in these columns represent the grant date fair value of the stock awards and stock options granted to our Named Executive Officers during the years ended December 31, 2020 and 2021, as applicable, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the stock awards and stock options, refer to Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	Mr. Pexton joined us as our Chief Financial Officer in April 2021. The amount reported in this column reflects Mr. Pexton’s salary for the portion of his service during 2021.
(4)	The amounts reported represent incentive cash bonuses earned pursuant to our 2020 and 2021 executive performance bonus programs, as applicable, based on the achievement of certain individual and company performance metrics as determined by our board of directors. For additional information, see “—Non-Equity Incentive Plan Compensation.”
(5)	The amount reported represents commissions earned pursuant to an incentive sales commission program. For additional information, see “—Non-Equity Incentive Plan Compensation.”
(6)	Amounts represent 401(k) plan matching contributions.
Equity Compensation
From time to time, we grant equity awards to our Named Executive Officers, which are generally subject to vesting based on continued service with us. Each of our Named Executive Officers currently holds outstanding stock options to purchase shares of our common stock and outstanding restricted stock units, or RSUs, for shares of our common stock, as set forth in the “2021 Outstanding Equity Awards at Fiscal Year—End Table” below. The material terms regarding each equity award in the “2021 Outstanding Equity Awards at 2021 Fiscal Year-End Table,” including the vesting schedule and treatment upon a change of control, are described in the corresponding footnotes.

2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSUs held as of December 31, 2021. As of December 31, 2021, none of our Named Executive Officers held any other outstanding equity awards with respect to the company. The market value of the share awards is based on the closing price of our common stock as of December 31, 2021, which was $8.42.

Name	Grant Date(1)	Option Awards				Stock Awards
		Number of Securities Underlying Unvested Options (#) Exercisable	Number of Securities Underlying Unvested Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Andy MacMillan	7/11/2018	4,556,472(2)	531,201(2)	0.89	7/10/2028	—	—
	6/4/2020	1,041,666(3)	1,458,334(3)	0.95	6/3/2030	—	—
	9/22/2021	—	—	—	—	351,000(4)	2,955,420
Jon Pexton	5/11/2021	—	1,615,582(5)	4.03	5/10/2031	—	—
	9/22/2021	—	—	—	—	150,000(4)	1,263,000
David Satterwhite	7/11/2018	688,946(6)	106,241(6)	0.89	7/10/2028	—	—
	6/4/2020	208,333(7)	291,667(7)	0.95	6/3/2030	—	—
	9/22/2021	—	—	—	—	160,000(4)	1,347,200
____________

(1)	All of the outstanding equity awards described in this table were granted under our 2013 Equity Incentive Plan, or 2013 Plan, unless otherwise indicated.
(2)	The stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on April 1, 2021 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”
(3)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the April 1, 2020 vesting commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”
(4)
The RSU award was granted with both a liquidity event-based vesting condition and a service-based vesting condition, both of which must be satisfied in order for the RSUs to vest. The liquidity event-based vesting condition was satisfied on November 16, 2021, the effective date of our initial public offering. The service-based vesting event will be satisfied as to 25% of the total shares on November 15, 2022, with an additional 6.25% of the total shares vesting on each subsequent February 15, May 15, August 15, and November 15 thereafter until such time as the RSU is 100% vested. The RSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.

(5)	The stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on March 29, 2022 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”
(6)	The stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on May 16, 2019 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”
(7)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the April 1, 2020 vesting commencement date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change of Control.”
Non-Equity Incentive Plan Compensation
In 2021, Messrs. MacMillan and Pexton participated in our 2021 executive performance bonus program. Incentives under our 2021 executive performance bonus program were payable semi-annually based on the achievement of certain individual and company performance metrics, including bookings and adjusted EBITDA. For 2021, Mr. Satterwhite participated in an incentive sales commission program based on the achievement of our sales team’s total annual recurring revenue growth bookings and certain gross retention goals. For 2021, the target bonus amounts were $229,290, $145,347, and $325,000 for Messrs. MacMillan, Pexton and Satterwhite, respectively. Amounts earned by Messrs. MacMillan and Pexton for 2021 under the 2021 executive performance bonus program and by Mr. Satterwhite for 2021 under the incentive sales commission program are set forth in the Summary Compensation Table above in the 2021 Non-Equity Incentive Plan Compensation column.

In October 2021, our board of directors approved our Incentive Bonus Plan, or the Bonus Plan, which is administered by our compensation committee, as well as our Chief Financial Officer and Chief Corporate Strategy Officer. Eligible participants include certain designated full-time employees, including each of our Named Executive Officers, who have been employed during the effective period and are not subject to any other bonus/commission plans. The Bonus Plan is effective for calendar year 2022 and each subsequent year thereafter, unless amended or terminated by our board of directors or compensation committee. During each calendar year, our Bonus Plan’s administrator will designate a bonus plan pool, individual bonus targets, and individual performance goals which will govern bonus payments under the Bonus Plan (provided that the Bonus Plan administrator will retain the ability to modify any amounts payable to any participants in our Bonus Plan).
Executive Employment Agreements
In November 2021, we entered into confirmatory employment letter agreements with each of our executive officers, including our Named Executive Officers. Each of these confirmatory employment letter agreements provide for at-will employment. In addition, each of our Named Executive Officers is eligible to participate in our Bonus Plan, and each of our Named Executive Officers is eligible to participate in a disability plan, and employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. Any potential payments and benefits due upon a termination of employment or a change of control of us are further described below in “Potential Payments upon Termination or Change of Control.”
Potential Payments upon Termination or Change in Control
In November 2021, we entered into change in control and severance agreements, or CIC Agreements, with each of our executive officers, including our Named Executive Officers, that provide for the following payments and benefits upon certain terminations of employment or in connection with a change of control.
Pursuant to the CIC Agreements, in the event that the Named Executive Officer is terminated without “cause” or resigns for “good reason” within three months before or 12 months following a “change of control” of our company (as such terms are defined in the CIC Agreements), he or she will be entitled to: (i) an amount equal to twelve months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, (ii) an additional cash payment in an amount equal to a pro-rated portion of his or her annual target bonus (provided, however, that our Chief Executive Officer will receive a cash payment in an amount equal to 100% of his or her annual target bonus), and (iii) to the extent the named executive officer timely elects to receive continued coverage under our group-healthcare plans, we will provide him or her a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance plus an additional gross-up payment to account for the fact that such COBRA premium amounts are paid on an after-tax basis. In addition, each of the Named Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, with respect to 50% of the underlying shares (100% in the case of our Chief Executive Officer), with any performance criteria deemed achieved at the actual performance level or, if the actual performance level has not been determined, at 100% achievement of target (this acceleration supplements, but does not supersede prior vesting acceleration arrangements, as described below). All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us.
Additionally, in the event that the Named Executive Officer is terminated without “cause” or resigns for “good reason” other than three months before or 12 months following a “change of control” of our company (as such terms are defined in the CIC Agreements), he or she will be entitled to: (i) an amount equal to six months (twelve months in the case of our Chief Executive Officer) of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, and (ii) to the extent the named executive officer timely elects to receive continued coverage under our group-healthcare plans, we will provide him or her a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance plus an additional gross-up payment to account for the fact that such COBRA premium amounts are paid on an after-tax basis. All such severance payments and benefits are subject to each Named Executive Officer’s execution of a general release of claims against us.

Additionally, in the event that our Named Executive Officers are terminated due to death or “disability” (as such term is defined in the CIC Agreements), each of our Named Executive Officers will be entitled to (i) an amount equal to six months (twelve months in the case of our Chief Executive Officer) of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) we will provide him or her a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance. All such severance payments and benefits are subject to each Named Executive Officer’s (or his/her estate’s, if applicable) execution of a general release of claims against us.

In addition, each of Messrs. MacMillan, Satterwhite and Pexton holds outstanding options under our 2013 Plan that entitled the holder to certain acceleration of those awards in the event of a “change in control” (as defined in the 2013 Plan) .

On July 11, 2018, Mr. MacMillan was granted an option under the 2013 Plan to purchase 5,099,523 shares of our common stock and on June 4, 2020, Mr. MacMillan was granted an option under the 2013 Plan to purchase 2,500,000 shares of our common stock. In the event that Mr. MacMillan remains in service to us through a “change in control” (as defined in the 2013 Plan), then 100% of the shares subject to each of the options described above shall vest in full (subject to Mr. MacMillan’s execution of a release of claims in favor of us); further, in the event that Mr. MacMillan is subject to a termination without “cause” or a resignation for “good reason” (each as defined in the applicable stock option agreement governing Mr. MacMillan’s option grant), then the vesting of each of the options described above shall accelerate so as to provide Mr. MacMillan with an additional 3 months of vesting credit.
On July 11, 2018, Mr. Satterwhite was granted an option under the 2013 Plan to purchase 1,019,905 shares of our common stock and on June 4, 2020, Mr. Satterwhite was granted an option under the 2013 Plan to purchase 500,000 shares of our common stock. In the event that Mr. Satterwhite is subject to a termination without “cause” or a resignation for “good reason” (each as defined in the stock applicable option agreement governing Mr. Satterwhite’s option grant) within the period beginning two months prior to the consummation of a “change in control” (as defined in the 2013 Plan) and ending on the date that is 12 months after such change in control, then 100% of the shares subject to each of the options described above shall vest in full (subject to Mr. Satterwhite’s execution of a release of claims in favor of us); further, in the event that Mr. Satterwhite is otherwise subject to a termination without “cause” or a resignation for “good reason,” then the vesting of each of the options described above shall accelerate so as to provide Mr. Satterwhite with an additional 3 months of vesting credit.
On May 11, 2021, Mr. Pexton was granted an option under the 2013 Plan to purchase 1,615,582 shares of our common stock. In the event that Mr. Pexton is subject to a termination without “cause” or a resignation for “good reason” (each as defined in the stock applicable option agreement governing Mr. Pexton’s option grant) within the period beginning two months prior to the consummation of a “change in control” (as defined in the 2013 Plan) and ending on the date that is 12 months after such change in control, then 100% of the shares subject to each of the options described above shall vest in full (subject to Mr. Pexton’s execution of a release of claims in favor of us); further, in the event that Mr. Pexton is otherwise subject to a termination without “cause” or a resignation for “good reason,” then the vesting of each of the options described above shall accelerate so as to provide Mr. Pexton with an additional 3 months of vesting credit.
401(k) Plan
We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our Named Executive Officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees.

Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions in our restated certificate of incorporation, restated bylaws and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	25,180,512	$1.71	19,253,747	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	25,180,512	$1.71	19,253,747	(3)
____________

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes the 2013 Equity Incentive Plan, or 2013 Plan, and the 2021 Plan and excludes purchase rights accruing under the 2021 Employee Stock Purchase Plan, or 2021 ESPP.

(3)	Consists of 3,100,000 shares of common stock available under the 2021 ESPP and 16,153,747 shares of common stock available under the 2021 Plan. There are no shares of common stock available for issuance under our 2013 Plan but those plans will continue to govern the terms of stock options and RSUs granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 7,112,028 shares on January 1, 2022 and will increase automatically on the first day of January of each of 2022 through 2030 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 1,422,405 shares on January 1, 2022 and will increase automatically on the first day of January of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. The increases are not reflected in the table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2021, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Employment Arrangements with Immediate Family Members of Our Chief Revenue Officer
Brad Satterwhite, the son of David Satterwhite, our Chief Revenue Officer, has served as our Senior Director, Business Operations, reporting to our Chief Operating Officer, since January 2021, and previously served as our Director, Business Operations, reporting to our Chief Operating Officer, from June 2020 to January 2021. For 2021, Mr. Satterwhite’s total cash compensation was $235,213. Additionally, in March 2021, Mr. Satterwhite was granted an option to purchase 10,000 shares of common stock at an exercise price of $3.39 per share. Mr. Satterwhite’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Chief Revenue Officer.
Eric Wieber, the son-in-law of David Satterwhite, our Chief Revenue Officer, has served as our Senior Quality Engineer, reporting to our Chief Technology Officer organization, since May 2021, and previously served as our Senior Test Engineer, reporting to our Chief Technology Officer organization, from November 2018 to May 2021. For 2021, Mr. Wieber’s total cash compensation was $124,656. Mr. Wieber’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Chief Revenue Officer.
Lease Arrangements

We previously had two lease agreements for certain office spaces in San Francisco with Metrovation, LLC, which entity owns the buildings from which we leased this space. Our director, Darrell Benatar, is a member of Metrovation, LLC. The lease terms were considered to be consistent with market rates. We paid $346,174 of rent under these lease agreements for the first quarter of 2021. We terminated these lease agreements in April 2021 and have no further commitments under the agreements.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors, including those affiliated with certain of our 5% stockholders. The indemnification agreements and our restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our restated bylaws will also require us to advance expenses incurred by our directors and officers.
Policies and Procedures for Related-Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons will provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”) or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.
Our Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2021. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees” and the Securities and Exchange Commission.
Our Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Cynthia Russo, Chair
Shannon Nash
Alexander Wong

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at the Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is UserTesting, Inc., 144 Townsend Street, San Francisco, California 94107.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 1, 2023 and not later than 5:00 p.m. Eastern Time on March 3, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December 21, 2022 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, together with proof of ownership of our common stock in accordance with Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our General Counsel and Corporate Secretary in advance of this deadline to discuss the proposal.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2021, except due to administrative error, one late Form 4 filing made on behalf of Andy MacMillan, dated January 13, 2022, to report a stock option exercise on December 27, 2021.
Annual Report
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2021, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
UserTesting, Inc.
144 Townsend Street
San Francisco, California 94107
Attn: Investor Relations
The annual report is also available on the “Investor Relations” page on our website (www.usertesting.com), by clicking “SEC Filings” in the “Financial Info” dropdown list, or by following the instructions in the Notice of Internet Availability of Proxy Materials.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, through its website at www.astfinancial.com or by phone at (888) 921-8140 for questions about electronic delivery.
“Householding”-Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 144 Townsend Street, San Francisco, California 94107, Attn: Investor Relations, telephone number (888) 877-1882.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Andy MacMillan
President, Chief Executive Officer and Chairperson

UserTesting

USERTESTING, INC.
144 TOWNSEND STREET
SAN FRANCISCO, CA 94107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79843-P73382 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

USERTESTING, INC.

The Board of Directors recommends you vote "FOR" the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Braccia
02) Andy MacMillan
03) Cynthia Russo

The Board of Directors recommends you vote "FOR" the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D79844-P73382

USERTESTING, INC.
Annual Meeting of Stockholders
June 1, 2022 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Andy MacMillan and Ambyr O'Donnell, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UserTesting, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on Wednesday, June 1, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/USER2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If not such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side